Exhibit 31.2

CFO CERTIFICATION

I, Andrew Kim, certify that:

(1) I have reviewed this Annual Report on Form 10-K/A of TCW Steel City Senior Lending BDC; and

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Andrew J. Kim
Name:	Andrew J. Kim
Title:	Chief Financial Officer (Principal Financial Officer)
Date:	April 30, 2026